                                                                 EXHIBIT m(1)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                      FOR

                                ING MUTUAL FUNDS

                                 CLASS B SHARES


                                       MAXIMUM COMBINED
                                          SERVICE AND
                                       DISTRIBUTION FEES
                                      (as a percentage of        LAST CONTINUED/
             FUND                  average daily net assets)    APPROVED BY BOARD     REAPPROVAL DATE
-------------------------------    -------------------------    -----------------    -----------------
ING Emerging Countries Fund                 1.00%                   July 11, 2002    September 1, 2003

ING International SmallCap
Growth Fund                                 1.00%                   July 11, 2002    September 1, 2003

ING Worldwide Growth Fund                   1.00%                   July 11, 2002    September 1, 2003

ING Global Equity Dividend Fund             1.00%               February 25, 2003    September 1, 2004

ING Foreign Fund*                           1.00%                    May 29, 2003    September 1, 2004

*This Amended and Restated Schedule A to the Services and Distribution Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.